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                                                                   EXHIBIT 10(j)

                            THE LAMSON & SESSION CO.

                           DEFERRED COMPENSATION PLAN
                             FOR EXECUTIVE OFFICERS
                (AS AMENDED AND RESTATED AS OF OCTOBER 18, 2001)


                                    ARTICLE I

                               PURPOSE OF THE PLAN

         The purpose of The Lamson & Sessions Co. Deferred Compensation Plan for Executive Officers is to provide designated executive officers and other key employees of the Company with the opportunity to defer receipt of bonus compensation payable to them under the Company's annual incentive compensation program and to help build loyalty to the Company through increased investment in Company stock.

                                   ARTICLE II

                                   DEFINITIONS

         As used herein, the following words shall have the meanings stated after them unless otherwise specifically provided:

         2.1 "Annual Incentive Compensation" shall mean cash incentive compensation payable during a fiscal year to an Executive Officer pursuant to an incentive compensation plan now in effect or hereafter established by the Company, including, without limitation, the Company's Short-Term Incentive Plan.

         2.2 "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.2; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in


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         which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         2.3 "Committee" shall mean the Compensation and Organization Committee of the Board of Directors.

         2.4 "Common Shares" shall mean the common shares, without par value, of the Company.

         2.5 "Company" shall mean The Lamson & Sessions Co., an Ohio corporation.

         2.6 "Disability" means permanent and total disability as determined under the Company's long term disability program.

         2.7 "Executive Officer" shall mean any executive officer or other key employee of the Company who is selected by the Committee to participate in this Plan with respect to his or her Annual Incentive Compensation for a particular year.

         2.8 "Retirement" means retirement from active employment with the Company or any



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Subsidiary on or after the normal retirement date specified in the applicable pension plan of such employer, or retirement, with the consent for purposes of the Plan, of the Committee at or prior to the time of retirement, from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable pension plan of such employer.

         2.9 "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

         2.10 "Trust Agreement" shall mean the Trust Agreement, dated June 30, 1999, between the Company and the Trustee in connection with the Plan.

         2.11 "Trustee" shall mean National City Bank, any corporate successor to a majority of its trust business, or any successor Trustee hereunder.

                                   ARTICLE III

                         ELECTIONS BY EXECUTIVE OFFICERS

         3.1 ELECTION TO DEFER. No later than December 31 of any year, an Executive Officer may elect to defer receipt of all or a specified part or the Annual Incentive Compensation that may become payable to him or her for performance in the following year that in the absence of such deferral would be payable in the second following year. Such election shall be made on an election form specified by the Committee ("Election Form") and filed with the Secretary of the Company. Except as otherwise determined by the Committee, all elections in effect prior to the effective date of this Plan to receive Deferred Shares (as such term is defined in the Company's 1998 Incentive Equity Plan (the "1998 Plan")), in lieu of Annual Incentive Compensation under the 1998 Plan shall be treated as elections to defer compensation under this Plan.

         3.2 EFFECTIVENESS OF ELECTION. An Election Form that is timely delivered shall be effective for the Annual Incentive Compensation earned in the succeeding calendar year.

         3.3 AMOUNT DEFERRED; DEFERRAL PERIOD. An Executive Officer shall designate on the Election Form the percentage or the amount of his or her Annual Incentive Compensation that is to be deferred pursuant to this Plan. All deferred amounts shall be deferred until the earliest of: (i) the third anniversary of the date the amount of such Compensation is fully determined by the Committee (unless subsequently deferred pursuant to Section 3.4 hereof);
(ii) upon the termination of the employment of the Executive Officer by reason of the Executive Officer's death, Disability or Retirement; or (iii) upon the occurrence of a Change in Control.

         3.4 ONE-TIME SUBSEQUENT ELECTION TO DEFER. No later than one year prior to the end of a deferral period set forth in Section 3.3(i) hereof, an Executive Officer may make a subsequent election to extend the end of the deferral period set forth in Section 3.3(i) hereof to a date chosen by the Executive Officer. Such date shall be at least one year from the end of the deferral period pursuant to Section 3.3(i). A subsequent election must be made on a subsequent election form specified by the Committee and filed with the Secretary of the Company. Such subsequent election is a one-time election and may not be changed or revoked.


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                                   ARTICLE IV

                            ACCOUNTS AND INVESTMENTS

         4.1 CONTRIBUTIONS. The Company shall transfer an amount equal to one hundred percent (100%) of the Annual Incentive Compensation deferred pursuant to this Plan to the Trustee. Such transfer shall be made within thirty days after such deferred amounts would otherwise have been paid to the Executive Officer. In addition, the Company will match 20% of the Annual Incentive Compensation deferred and use such amount to issue Restricted Shares (as such term is defined in the 1998 Plan) to the Executive Officer. Such Restricted Shares will be issued under the 1998 Plan and subject to the terms and conditions set forth in the 1998 Plan.

         4.2 ESTABLISHMENT OF ACCOUNTS. The Trustee shall establish a separate "Deferred Compensation Account" for any Executive Officer who defers Annual Incentive Compensation pursuant to this Plan. Amounts deferred by each Executive Officer shall be paid in cash to the Trustee by the Company. Such amounts shall be applied by the Trustee to the purchase of Common Shares, which shall be held by the Trustee and credited to such Executive Officer's Deferred Compensation Account pending distribution as permitted in Article V hereof, together with any Common Shares acquired through reinvested dividends as herein provided.

         4.3 ADJUSTMENT OF ACCOUNTS. Each Executive Officer's Deferred Compensation Account shall be credited from time to time with all dividends or other distributions paid on the number of Common Shares reflected in the Deferred Compensation Account. As of December 31 of each year and on such other dates as the Committee directs, the fair market value of the assets of the Trust allocated to all Deferred Compensation Accounts (the "Trust Fund") shall be determined by the Trustee.

         4.4 INVESTMENT OF ASSETS. The assets of the Trust Fund shall be held by the Trustee in the name of the Trust. Except as provided in Section 4.5 hereof, all amounts received by the Trustee pursuant to this Plan, shall be invested and reinvested only in whole Common Shares.

         4.5 ASSETS HELD IN CASH. The Trustee may, in its sole discretion, maintain in cash such amounts as it deems necessary. Amounts maintained in cash by the Trustee shall be kept to a minimum consistent with the duties and obligations of the Trustee as set forth in the Trust Agreement and shall not be required to be invested at interest.

                                    ARTICLE V

                               PAYMENT OF ACCOUNTS

         5.1 TIME OF PAYMENT. Distribution of an Executive Officer's account shall be made at the end of the deferral period determined in accordance with
Section 3.3. hereof.

         5.2 METHOD OF DISTRIBUTION. The number of Common Shares held pursuant to this Plan in an Executive Officer's Deferred Compensation Account shall be transferred by the Trustee to the Executive Officer as soon as practicable following the end of the period of deferral as specified in Section 3.3 hereof. All amounts credited to such Deferred Compensation Account in respect of dividends and distributions shall be included in the amounts paid to the Executive Officer at such time.

         5.3 HARDSHIP DISTRIBUTIONS. Prior to the time an Executive Officer's account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of an Executive Officer's account in the event such Executive Officer requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that an Executive Officer needs a


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distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Executive Officer or a member of his or her family, loss of the Executive Officer's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive Officer. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

         5.4 DESIGNATION OF BENEFICIARY. Upon the death of an Executive Officer, his or her account shall be paid to the beneficiary or beneficiaries designated by him or her. If there is no designated beneficiary, or no designated beneficiary surviving at an Executive Officer's death, payment of an Executive Officer's account shall be made to his or her estate. Beneficiary designations shall be made in writing. An Executive Officer may designate a new beneficiary or beneficiaries at any time by notifying the Committee.

         5.5 TAXES. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Trustee shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

                                   ARTICLE VI

                            CREDITORS AND INSOLVENCY

         6.1 CLAIMS OF THE COMPANY'S CREDITORS. All assets held in trust pursuant to the provisions of this Plan, and any payment to be made by the Trustee pursuant to the terms and conditions of the Trust, shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of an Executive Officer or his or her beneficiaries to any assets of the Trust Fund shall be no greater than the rights of an unsecured creditor of the Company.

         6.2 NOTIFICATION OF INSOLVENCY. In the event the Company becomes insolvent, the Board of Directors of the Company and the chief executive officer of the Company shall immediately notify the Trustee of that fact. The Trustee shall not make any payments from the Trust Fund to any Executive Officer or any beneficiary under the Plan after such notification is received or at any time after the Trustee has knowledge of such insolvency. Under any such circumstance, the Trustee shall deliver any property held in the Trust Fund only as a court of competent jurisdiction may direct to satisfy the claims of the Company's creditors. For purposes of this Plan, the Company shall be deemed to be insolvent if the Company is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as amended, or is unable to pay its debts as they mature.

                                   ARTICLE VII

                                 ADMINISTRATION

         The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan with the help of legal counsel, if necessary. Whenever directions, designations, applications, requests or other notices are to be given by an Executive Officer under the Plan, they shall be filed with the Committee.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 TERM OF PLAN. The Company reserves the right to amend or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment or termination shall affect the rights of Executive Officers to amounts previously credited to their accounts. The Trust shall remain in effect until such time as the entire corpus of the Trust Fund has been distributed pursuant to the terms of the Plan.

         8.2 ASSIGNMENT. No right or interest of any Executive Officer (or any person claiming through or under such Executive Officer) other than the surviving spouse of such Executive Officer after he or she is deceased in any, benefit or payment herefrom shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Executive Officer. If any Executive Officer or any such person (other than the surviving spouse of such Executive Officer after he or she is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Committee records and making reasonable efforts to deliver a copy to such Executive Officer or his or her legal representative.

         As long as any Executive Officer is alive, any benefits affected by the termination shall be retained by the Trust and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of such Executive Officer, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of any Executive Officer, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be distributed to such Executive Officer's estate or to his or her creditors and if such Executive Officer shall have descendants, including adopted children, then living, distribution shall be made to such Executive Officer's then living descendants, including adopted children, per stirpes.

         In addition, an Executive Officer or beneficiary shall have no rights against or security interest in the assets of the Trust Fund and shall have only the Company's unsecured promise to pay benefits. All assets of the Trust Fund shall remain subject to the claims of the Company's general creditors.

         8.3 TAXES. This Plan is intended to be treated as an unfunded deferred compensation plan under the Internal Revenue Code. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Executive Officers or their beneficiaries until such time as the deferred amounts are distributed from the Plan. If, at any time, it is determined that amounts deferred pursuant to the Plan are currently taxable to the Executive Officers or their beneficiaries, the Trust shall terminate and any amounts held in the Trust Fund shall be distributed immediately to the Executive Officers or their beneficiaries.

         8.4 EFFECTIVE DATE OF PLAN. The Plan was originally effective as of June 30, 1999. The Plan as Amended and Restated shall be effective as of October 18, 2001.


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